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                                                                 EXHIBIT (23)(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement of Proffitt's, Inc. on Form S-4 of our report dated March 15, 1996, on our audits of the consolidated financial statements and financial statement schedules of Proffitt's, Inc. as of February 3, 1996 and January 28, 1995, and for each of three years in the period ended February 3, 1996 which report is incorporated by reference herein. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
November 25, 1996